UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2021
SPECTRUM PHARMACEUTICALS INC
(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 South Eastern Avenue	Suite 240	Henderson	Nevada	89052
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (702) 835-6300
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPPI	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On May 28, 2021, Bioverativ Therapeutics Inc. (“Bioverativ”) filed a complaint against Spectrum Pharmaceuticals, Inc. (the “Company”), in the U.S. District Court for the District of Delaware, which alleges that the Company’s proposed manufacture, use and sale of ROLONTIS® (eflapegrastim), a novel long-acting granulocyte colony-stimulating factor (G-CSF) analog for chemotherapy-induced neutropenia, would, if approved, infringe claims of three patents owned by Bioverativ (the “Subject Patents”). Bioverativ is seeking an unspecified amount of damages and injunctive relief.

The Company believes that its manufacture, use and sale of ROLONTIS would not infringe the Subject Patents and intends to vigorously defend its right to develop and commercialize ROLONTIS in accordance with the terms of its agreements with Hanmi Pharmaceutical Co. Ltd. (“Hanmi”).

Pursuant to its agreements with Hanmi, the Company holds worldwide rights (except for Korea, China, and Japan) to develop and commercialize ROLONTIS, a drug based on Hanmi’s proprietary LAPSCOVERY™ technology for the treatment of chemotherapy induced neutropenia. The agreements with Hanmi contain typical license terms including, without limitation, indemnification rights in favor of the Company with respect to any claims of infringement from a third party with respect to the Company’s use of a licensed technology, product or compound pursuant to such agreements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date:	June 3, 2021	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson Executive Vice President and Chief Financial Officer